Exhibit 10.12

DATED 21 March 2019

Lease

relating to

Level One The Biosphere Newcastle Helix Newcastle upon Tyne

between

THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE

and

MDNA LIFE SCIENCES (UK) LIMITED

AND

MDNA LIFE SCIENCES INC

Assistant Director Legal Services

Civic Centre

Newcastle upon Tyne

NE1 8QH

Contents

Clause
1.	Interpretation	4
2.	Grant	12
3.	Ancillary rights	13
4.	Rights excepted and reserved	16
5.	Third Party Rights	l 8
6.	The Annual Rent	18
7.	Services	l 9
8.	Insurance	20
9.	Rates and taxes	26
10.	Utilities	26
11.	Common items	26
12.	VAT	27
13.	Default interest and interest	27
14.	Costs	27
15.	Compensation on vacating	28
16.	No deduction, counterclaim or set-off	28
17.	Prohibition of dealings	28
18.	Assignments	29
19.	Underlettings	29
20.	Sharing occupation	29
21.	Charging	29
22.	Registration and notification of dealings and occupation	29
23.	Repairs	30
24.	Decoration	31
25.	Alterations and signs	31
26.	Returning the Property to the Landlord	32
27.	Use	32
28.	Management of the Building	32
29.	Compliance with laws	32
30.	Energy performance certificates	35
31.	Encroachments, obstructions and acquisition of rights	36
32.	Breach of repair and maintenance obligations	36
33.	Indemnity	37
34.	Landlord's covenant for quiet enjoyment	37
35.	Guarantee and indemnity	37
36.	Re-entry and forfeiture	38
37.	Liability	38
38.	Entire agreement and exclusion of representations	38
39.	Notices, consents and approvals	39
40.	Governing law and jurisdiction	40
41.	Exclusion of LTA 1954 protection	40
42.	break clause	41
43.	Contracts (Rights of Third Parties) Act 1999	42
44.	New tenancy under LTCA 1995	42

45.	Local authority landlord's capacity and powers	42
46.	ERDF Funding	42
47.	landlord's break clause	43

Schedule

SCHEDULE 1	GUARANTEE AND INDEMNITY	44
Guarantee and indemnity		44
Guarantor's liability		44
Variations and supplemental documents		45
Guarantor to take a new lease or make payment		46
Payments in gross and restrictions on the Guarantor		47
Other securities		47

SCHEDULE 2	BREAK NOTICE	48

SCHEDULE 3	SERVICES	49

ANNEXURES

Certified copy Landlord's warning notice

Certified copy Tenant's statutory declaration

Building Floor Plans

Plans 1-3

Inventory

Payment Schedule

PRESCRIBED CLAUSES

LR1. Date of lease March 21 2019

LR2. Title number(s)

LR2.1 Landlord's title number(s)

TY 547413

LR2.2 Other title numbers

TY337926 TY431904 TY432548 TY442828 TY494475 TY495453 TY508259 TY508376 TY508377 TY532812 TY538036 TY544238 TY554739 TY543298 TY552419 TY554739 TY60134 and TY80776

LR3. Parties to this lease

Landlord

THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE

PO BOX 690

NEWCASTLE UPON TYNE

NE18QH

Tenant

MDNA LIFE SCIENCES (UK) LIMITED (company number 05386828) whose registered office is at 83 Kingfisher House, Kingsway, Team Valley, Gateshead, Tyne & Wear NE11 OJQ

Other parties

Guarantor

MDNA LIFE SCIENCES INC (Certificate of Incorporation file number 5632728) whose registered office is in the State of Delaware, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.

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LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of "Property" in clause 1.1 of this lease.

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of “Contractual Term”.

LR7. Premium

None

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

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LR9.3 Landlord’s contractual rights to acquire this lease

See clause 47 (Landlord’s Break Clause)

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements as specified in clause 3 of this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in clause 4 of this lease.

LR12. Estate rent charge burdening the Property

None.

LR13. Application for standard form of restriction

The Parties to this lease apply to enter the following standard form of restriction [against the title of the Property] [against title number]

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

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THIS LEASE is dated 21 March 2019

Parties

(1)	THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE of Civic Centre Barras Bridge Newcastle upon Tyne NE1 8QH (Landlord).

(2)	MDNA LIFE SCIENCES (UK) LIMITED (Company number 05386828) whose registered office is at B3 Kingfisher House, Kingsway, Team Valley, Gateshead, Tyne & Wear NE11 OJQ (Tenant).

(3)	MDNA LIFE SCIENCES INC (Certificate of Incorporation file number 5632728) whose registered office is in the State of Delaware, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle (Guarantor).

Background

(A)	The Landlord owns the freehold of the Building and has agreed to grant the Tenant a Lease of the Property on the terms contained in this Lease.

(B)	The Lease contains an agreement between the Landlord and the Tenant that the provisions of sections 24-28 of the Landlord and Tenant Act 1954 are excluded in relation to the tenancy to be created by the Lease.

Agreed terms

1.	Interpretation

1.1	The definitions and rules of interpretation set out in this clause apply to this lease.

Act of Insolvency:

(a)	the taking of any step-in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant; or

(b)	the making of an application for an administration order or the making of an administration order in relation to the Tenant; or

(c)	the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant; or

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(d)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant; or

(e)	the commencement of a voluntary winding-up in respect of the Tenant, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies; or

(f)	the making of a petition for a winding-up order or a winding-up order in respect of the Tenant; or

(g)	the striking-off of the Tenant from the Register of Companies or the making of an application for the Tenant to be struck-off; or

(h)	the Tenant otherwise ceasing to exist (but excluding where the Tenant dies); or

(i)	the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant.

The paragraphs above shall apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended), and a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended).

Act of Insolvency includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant incorporated or domiciled in such relevant jurisdiction.

Annual Rent: £34,000 (thirty four thousand pounds) per annum subject to a 3 month rent free period commuted over months 4-37 of the Contractual Term so that the rent payable is as follows:-

(1)	For the period from the Rent Commencement Date to end of month 36 of the Contractual Term the rent of £2,576 per month; and

(2)	For the period from commencement of month 37 of the Contractual Term to the end of the Contractual Term the rent of £2,833 per month

Break Date: the date which is the third (3rd) anniversary of the date the term of this lease commences being the 17 December 2021.

Break Notice: written notice to terminate this lease in the form set out in Schedule 2

Building: The Biosphere Drayman’s Way Newcastle Helix Newcastle upon Tyne NE4 SBX shown edged red on Plan 2 and as detailed in the Building Floor Plans

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Building Floor Plans means the plans annexed to this Lease and marked:

Tenant Lease Plan Level LG

Tenant Lease Plan Level 00

Tenant Lease Plan Level 01

Tenant Lease Plan Level 02

Tenant Lease Plan Level 03

Tenant Lease Plan Level 04

Tenant Lease Plan Level 05

CDM Regulations: the Construction (Design and Management) Regulations 2007.

Common Parts: the parts of the Building shown coloured blue on the Building Floor Plans and excluding the Property and the Lettable Units.

Contaminated Land Regime: the contaminated land regime under Part 2A of the Environmental Protection Act 1990 (as amended from time to time) and any statutory instrument, circular or guidance issued under it.

Contents: the furniture, furnishings fixtures and fittings and any other items set out in the Inventory

Contractual Term: a term of 5 years from 17 December 2018.

Default Interest Rate: four percentage points above the Interest Rate.

Deliberate Damage: damage caused deliberately with the intention of causing damage by the Tenant or anyone at the Property or on the Common Parts with the express or implied authority of the Tenant.

Energy Assessor: an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 25 of the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 or regulation 30 of the Building Regulations 2010 (SI 2010/2214).

Energy Performance Certificate: a certificate which complies with regulation 11(1) of the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 or regulation 29 of the Building Regulations 2010.

Enforcing Authority: the relevant regulator for the Property under the Contaminated Land Regime.

Environment: the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media.

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Environmental Assessment: an environmental assessment in respect of the Property by an Environmental Expert which is addressed to the Landlord and which demonstrates that the Property is free from Hazardous Substances or other contamination and is otherwise in a form acceptable to the Landlord acting reasonably.

Environmental Expert: a properly qualified and accredited person approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)

Environmental Law: all applicable laws, statutes, secondary legislation, bye laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, and legally binding codes of practice and guidance notes (as amended from time to time) in so far as they relate to the protection of the Environment.

Estate: the land shown edged red on Plan 3.

Estate Common Parts: those parts of the Estate being:-

(a)	landscaped areas not forming part of any demise;

(b)	roads car parks and footpaths not forming part of any demise

(c)	used for the housing or storage of plant used in connection within the Estate

(d)	Service Media serving more than one demise within the Estate.

Funding Agreements: (a) a funding agreement dated 13 May 2015 in respect of funding by North East LEP as part of the North East Growth Deal (Local Growth Fund - LGF) from Government, and (b) a funding agreement dated 23 November 2016 made between (1) The Secretary of State for Communities and Local Government and (2) Newcastle City Council re grant funding from the European Regional Development Fund (ERDF) as part of the European Structural and Investment Funds Growth Programme 2014-2020

GLP: regulatory standards and requirements pursuant to The Good Laboratory Practice Regulations 1999 as amended by The Good Laboratory Practice (Codification, amendments etc) Regulations 2004, collectively (“the Regulations”)

Hazardous Substances: any material, substance, organism or contaminant which, alone or in combination with others, is capable of causing harm to the Environment or which is likely to cause an actionable nuisance.

Insured Risks: fire, lightning, explosion, impact by vehicle or animal, earthquake, storm or flood, burst pipes and apparatus, riot, civil commotion, strikes, locked out workers, persons taking part in labour disturbances, theft involving forcible and violent entry or exit malicious persons, aircraft, and such other risk against which the Landlord may reasonably insure from time to time, and Insured Risk means any one of the Insured Risks.

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Interest Rate: interest at the base rate from time to time of Lloyds Bank pie, or if that base rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord.

Inventory: evidence of the Contents (including all fixtures, fittings and furniture, provided by the Landlord to the Tenant, upon grant of this Lease together with a description of the condition of the Contents) as set out in the Schedule of Condition attached to this Lease

Landlord’s Neighbouring Property: each and every part of the adjoining and neighbouring property in which the Landlord has an interest including the land comprised in title number TY337926 TY431904 TY432548 TY442828 TY494475 TY495453 TY508259 TY508376 TY508377 TY532812 TY538036 TY544238 TY554739 TY543298 TY552419 TY554739 TY60134 and TY80776.

LTA 1927: Landlord and Tenant Act 1927.

LTA 1954: Landlord and Tenant Act 1954.

LTCA 1995: Landlord and Tenant (Covenants) Act 1995.

Lettable Unit: a floor or part of a floor of the Building other than the Property, that is capable of being let and occupied.

Management Service: any service provided by, or any function of, the Manager in relation to the provision of the Services

Manager: any managing agent, team, individual or in-house person or persons employed by the Landlord, or by managing agents themselves, or otherwise retained by the Landlord to act on the Landlord’s behalf, to budget for, forecast, procure, manage, account for, provide and otherwise administer any of the Building or Services.

Original Agreement: a transfer dated 17 February 2017 and made between (1) Newcastle Science Central LLP and (2) the Council of the City of Newcastle upon Tyne as varied from time to time

Payment Schedule; the worked example of the Annual Rent payable throughout the term in the form annexed to this Lease

Permitted Hours: 8.00 am to 5.30 pm Monday to Friday

Permitted Use: Office and laboratories for scientific research and development.

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Plan 1: the plan attached to this lease marked “Plan 1”.

Plan 2: the plan reference 69/27031 attached to this lease marked “Plan 2”.

Plan 3: the plan reference 69/28014 attached to this lease marked “Plan 3”.

Property: part of level 01 of the Building the floor plan of which is shown edged red on Plan 1 including:

(a)	the floor and ceiling finishes (if any) including (where undecorated) the bare concrete/girder/constructional finishes but not any other part of the floor slabs and ceiling slabs that bound the Property

(b)	the interior plasterwork and finishes of structural and non-structural exterior walls and/or columns and the interior plasterwork and finishes of interior structural walls and/or columns;

(c)	the whole of any interior non-structural walls and/or columns;

(d)	any suspended ceilings(and light fittings within them) and any internal non-structural partitioning which are from time to time in any part of the Property;

(e)	all additions and improvements to the Property made by or at the cost of the Tenant (or any authorised undertenant during the term);

(f)	all machinery and plant situate within and exclusively serving the Property (excluding fume cupboards and externally vented safety cabinets);

(g)	the Service Media within and exclusively serving the Property; and

(h)	all Landlord’s fixtures, fittings and furniture including but not limited to the items set out in the Inventory;

but excluding:

(i)	the Structure; and

(j)	all Service Media and machinery and plant within the Property but not exclusively serving the Property; and

(k)	fume cupboards and externally vented safety cabinets.

Recommendation Report: the recommendation report required by regulation 10 of the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007, including a report issued by an Energy Assessor for the purposes of regulation 29(5) of the Building Regulations 2010 or regulation 20(1) of the Building (Approved Inspectors etc.) Regulations 2010 (SI 2010/2215).

Reinstatement Cost: the full cost of reinstatement of the Building as reasonably determined by the Landlord from time to time, taking into account inflation of building costs and including any costs of demolition, site clearance, site protection, shoring up and any other work to the Building that may be required by law and any VAT on any such costs.

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Rent Commencement Date: 17 March 2019 being the date which falls 3 months after the date when the term of this lease commences.

Rent Payment Dates: first day of each month

Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease.

Rights: The rights granted by the Landlord to the Tenant in clause 3.1.

Service Media: lifts and lift machinery and equipment and all media for the supply or removal of heat, electricity, water, sewage, telecommunications, data air-handling and all other services and utilities and all structures, machinery and equipment ancillary to those media.

Service Provider: any body, individual, contractor or sub-contractor which is responsible for providing any of the Services, excluding utility providers.

Services: the services listed in Schedule 3.

Structure: the structural parts of the Building (other than the Property, the Lettable Units and the Common Parts), including without prejudice to the generality of the foregoing the roofs of the Building the foundations and floor slabs the structural concrete frame and concrete encasings the structural concrete floors and the structural elements of the decks and balconies (but not the wearing surface or any other part of them comprised in a Lettable Unit) the external walls comprising pre-cast concrete cladding and curtain walls and external retaining walls of and in relation to the Building and the doors, windows and their frames fittings and glass in the external walls of the Building.

Third Party Rights: all rights, covenants and restrictions affecting the Building including the matters referred to at the date of this lease in the property register and the charges register of title number TY547413.

VAT: value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.

1.2	A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

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1.4	Except where a contrary intention appears, a reference to a clause or Schedule is a reference to a clause of, or Schedule to, this lease and a reference in a Schedule to a paragraph is to a paragraph of that Schedule.

1.5	Clause, Schedule and paragraph headings shall not affect the interpretation of this lease.

1.6	A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to a guarantor is a reference to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.7	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.8	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.9	The expressions landlord covenant and tenant covenant each has the meaning given to it by the LTCA 1995.

1.10	Any obligation in this lease on the Tenant not to do something includes an obligation not to agree to or suffer that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.11	References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 39.5 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 39.6.

1.12	Unless the context otherwise requires, references to the Building, the Common Parts, a Lettable Unit and the Property are to the whole and any part of them or it.

1.13	The expression neighbouring property does not include the Building.

1.14	A reference to the term is to the Contractual Term.

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1.15	A reference to the end of the term is to the end of the term however it ends.

1.16	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.17	A reference to writing or written excludes faxes and e-mail.

1.18	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.19	A working day is a day other than a Saturday, Sunday or public holiday in England.

1.20	A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this lease, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.21	A reference to a statute or statutory provision shall include any subordinate legislation made as at the date of this lease under that statute or statutory provision.

2.	Grant

2.1	In consideration of payment of the Annual Rent by the Tenant to the Landlord and the covenants on the part of the Tenant contained in this Lease the Landlord lets with full title guarantee the Property to the Tenant for the Contractual Term.

2.2	The implied covenants for title are modified so that:

(a)	the covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 (LP(MP)A 1994) shall not extend to costs arising from the Tenant’s failure to:

(i)	make proper searches; or

(ii)	raise requisitions on title or on the results of the Tenant’s searches before the date of this Lease; and

(b)	the covenant set out in section 3(3) of the LP(MP)A 1994 shall extend only to charges or encumbrances created by the Landlord.

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2.3	The Landlord grants the Lease to the Tenant free from encumbrances other than:

(a)	any matters, other than financial charges, contained or referred to in the entries or records made in registers maintained by HM Land Registry as at under title number TY547413

(b)	any matters discoverable by inspection of the Property before the date of this agreement;

(c)	any matters which the Landlord does not and could not reasonably know about;

(d)	any matters, other than financial charges, disclosed or which would have been disclosed by the searches and enquiries that a prudent tenant would have made before entering into this agreement;

(e)	public requirements;

(f)	any matters which are, or (where the Lease will not be registered) would be, unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002;

(g)	any matters disclosed in the documents listed in Schedule 1 of this Lease;

(h)	any planning agreement;

(i)	the Funding Agreement.

2.4	The Tenant is deemed to have full knowledge of the matters referred to in clause 2.3 and shall not raise any enquiry, objection, requisition or claim in respect of any of them.

2.5	The grant is made together with the Rights, excepting and reserving to the Landlord the Reservations, and subject to the Third Party Rights.

2.6	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent and all VAT in respect of it;

(b)	all interest payable under this lease; and

(c)	all other sums due under this lease.

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3.	Ancillary rights

3.1	The Landlord grants the Tenant the following rights:

(a)	the right to support and protection from the Common Parts to the extent that the Common Parts provide support and protection to the Property at the date of this lease;

(b)	the right to use external areas of the Estate reasonably specified by the Landlord for the purposes of pedestrian access to and egress from the interior of the Building;

(c)	the right to use in accordance with the reasonable regulations of the Landlord from time to time the bins within the refuse enclosure provided for that purpose by the Landlord at the Building;

(d)	the right to use the hallways, corridors, stairways, lifts and landings of the Common Parts of the Building (excluding the parts of the Common Parts shown coloured blue and hatched red) for the purposes of access to and egress from the Property and the lavatories and washrooms referred to in clause 3.1(e);

(e)	the right to use the lavatories and washrooms shown on the Building Floor Plans.

(f)	the right to use any Service Media at the Building that belong to the Landlord and serve (but do not form part of) the Property which are in existence at the date of this lease or are installed or constructed during the Contractual Term.

(g)	The right to use in accordance with reasonable regulations of the Landlord the areas coloured yellow on the Building Floor Plans to access the Common Parts on Level 05 subject to the right of the Landlord to install plant and equipment within the areas coloured yellow on Lease Floor Plan 05.

3.2	The Rights are granted in common with the Landlord and any other person authorised by the Landlord.

3.3	The Rights are granted subject to the Third Party Rights insofar as the Third Party Rights affect the Common Parts and the Tenant shall not do anything that may interfere with any Third Party Right.

3.4	The Tenant shall exercise the Rights (other than the Right mentioned in clause 3.1(a)) only in connection with its use of the Property for the Permitted Use and in accordance with any regulations made by the Landlord as mentioned in clause 28.1.

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3.5	The Tenant shall comply with all laws relating to its use of the Common Parts pursuant to the Rights.

3.6	In relation to the Rights mentioned in clause 3.1(b) to clause 3.1(g), the Landlord may, at its discretion, change the route of any means of access to or egress from the interior of the Building and may change the area over which any of those Rights are exercised subject to the same being no less commodious.

3.7	In relation to the Rights mentioned in clause 3.1(c) the Landlord may from time to time designate the bins (as the case may be) in respect of which the Tenant may exercise that Right.

3.8	In relation to the Rights mentioned in clause 3.1(f), the Landlord may, at its sole cost and discretion, re-route or replace any such Service Media and that Right shall then apply in relation to the Service Media as re-routed or replaced.

3.9	In exercising the Right mentioned in clause 3.1(f), the Tenant shall:

(a)	except in case of emergency, give reasonable notice to the Landlord and any occupiers of the relevant Lettable Unit(s) of its intention to exercise that Right;

(b)	where reasonably required by the Landlord or the occupier of the relevant Lettable Unit(s), exercise that Right only if accompanied by a representative of the Landlord and/or the tenant and/or the occupier of the relevant Lettable Unit(s);

(c)	cause as little damage as possible to the Common Parts and the other Lettable Units and to any property belonging to or used by the Landlord or the tenants or occupiers of the other Lettable Units;

(d)	cause as little inconvenience as possible to the Landlord and the tenants and occupiers of the other Lettable Units as is reasonably practicable; and

(e)	promptly make good (to the reasonable satisfaction of the Landlord) any damage caused to the Common Parts (or to any property belonging to or used by the Landlord) by reason of the Tenant exercising that Right.

3.10	Except as mentioned in this clause 3, neither the grant of this lease nor anything in it confers any right over the Common Parts or any Lettable Unit or any neighbouring property nor is to be taken to show that the Tenant may have any right over the Common Parts or any Lettable Unit or any neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

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4.	Rights excepted and reserved

4.1	The following rights are excepted and reserved from this lease to the Landlord for the benefit of the Building and the Landlord’s Neighbouring Property and to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term:

(a)	rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term;

(b)	the right to use and to connect into Service Media at, but not forming part of, the Property which are in existence at the date of this lease or which are installed or constructed during the period of 15 years from the commencement of the Contractual Term; the right to install and construct Service Media at the Property to serve any part of the Building (whether or not such Service Media also serve the Property); and the right to re-route any Service Media mentioned in this clause;

(c)	at any time during the term, the full and free right to develop the Landlord’s Neighbouring Property and any neighbouring or adjoining property in which the Landlord acquires an interest during the term as the Landlord may think fit;

(d)	the right to erect scaffolding at the Property or the Building and attach it to any part of the Property or the Building in connection with any of the Reservations;

(e)	the right to attach any structure, fixture or fitting to the boundary of the Property in connection with any of the Reservations;

(f)	the right to re-route any means of access to or egress from the Property or the Building and to change the areas over which the Rights mentioned in clause 3.1(b) are exercised; and

(g)	the right to re-route and replace any Service Media over which the Rights mentioned in clause 3.1(f) are exercised; and

(h)	the right to install plant and equipment within the area coloured yellow on the Building Floor Plan which is marked Tenant Lease Plan Level 05.

(i)	the right to enter the Property in order to take meter readings in respect of the supply of electricity to the Property; and

(j)	the right to enter the Property to carry out any of the Services;

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(k)	the right to enter the Property to carry out any works to the Service Media, any mechanical and electrical plant and equipment and any fume cupboards and externally vented safety cabinets.

notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or the Common Parts or loss of amenity for the Property or the Common Parts.

4.2	The Tenant:

(a)	acknowledges and accepts that the Landlord is together with other parties intending to develop the whole of the Building together with other property and that works at the Building and the Estate may continue after the date of this lease; and

(b)	waives any right against the Landlord under the Lease or otherwise to claim damages, compensation or any other remedy arising from the disturbance, nuisance or inconvenience caused by such continuing works.

4.3	The Landlord reserves the right to enter the Property:

(a)	to repair, maintain, install, construct, re-route or replace any Service Media or structure (including but not limited to any fume cupboards or externally vented safety cabinets and any mechanical and electrical plant and equipment) relating to any of the Reservations;

(b)	where reasonably required to carry out any works to any other Lettable Unit; and

(c)	for any other reasonable purpose mentioned in or connected with:

(i)	this lease;

(ii)	the Reservations; and

(iii)	the Landlord’s interest in the Property, the Building or the Landlord’s Neighbouring Property.

4.4	The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them, and by anyone authorised by the Landlord.

4.5	The Tenant shall allow all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisers, and to enter the Property at any reasonable time (whether or not during usual business hours) and, except in the case of an emergency, after having given reasonable notice (which need not be in writing) to the Tenant.

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4.6	No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:

(a)	physical damage to the Property; or

(b)	any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

5.	Third Party Rights

5.1	The Tenant shall comply with all obligations on the Landlord relating to the Third Party Rights insofar as those obligations relate to the Property and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2	The Tenant shall allow the Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

6.	The Annual Rent

6.1	The Tenant shall pay the Annual Rent and any VAT in respect of it by equal monthly instalments in advance on or before the Rent Payment Dates. The payments shall be made by BACS or by any other reasonable method that the Landlord requires at any time by giving notice to the Tenant.

6.2	The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date and shall be the proportion, calculated on a daily basis, in respect of the period from the Rent Commencement Date until the day before the next Rent Payment Date.

6.3	The Payment Schedule is attached to this Lease showing the rent payable during the term of the Lease

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7.	Services

7.1	Subject to clause 7.2 the Landlord shall use reasonable and commercial sensible endeavours to provide the Services.

7.2	The Landlord shall administer the Services in accordance with the principles of good estate management, except where there are sound reasons for implementing alternative procedures that can be justified and explained.

7.3	The Landlord shall:

(a)	ensure that the Services are provided in a commercial and professional manner and that the quality and cost of the Services are appropriate for the Building and are regularly reviewed;

(b)	require that Service Providers comply with written performance standards and regularly review, monitor and measure the performance of Service Providers against those written performance standards;

(c)	establish and operate sound management procedures to ensure that the respective obligations of the Landlord and the Tenant which are set out in this clause are complied with and the Landlord shall record these procedures in any management policy;

(d)	deal promptly and efficiently with any reasonable enquiry made by·the Tenant which relates to any of the Services;

(e)	invite (without being obliged to act upon) comment from the Tenant on the performance of the Service Providers, the standard of the Management Service and delivery of the Services;

(f)	ensure that (where appropriate) regular meetings are held between the Landlord, the Tenant, the other occupiers in the Building and the Manager.

7.4	The Landlord shall not be required to:

(a)	carry out any works where the need for those works has arisen by reason of any damage or destruction by a risk against which the Landlord is not obliged to insure;

(b)	provide any of the Services outside the Permitted Hours; or

(c)	replace or renew any part of the Building or the Estate or any item or system within the Building or the Estate which has not become beyond economic repair.

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7.5	The Landlord shall not be liable for any interruption in, or disruption to, the provision of any of the Services for any reason that is outside the reasonable control of the Landlord.

7.6	The Tenant shall:

(a)	co-operate fully with the Landlord and the Manager in order that the Landlord and the Manager may administer the Services in accordance with the provisions of this clause;

(b)	promptly advise the Landlord and the Manager of any changes within the Tenant’s organisation that may affect the operation of the Services;

(c)	promptly make a written record upon being advised by the Landlord or the Manager of any changes to the operation of the Services;

(d)	respond promptly and efficiently to any reasonable enquiry of the Landlord or the Manager; and

(e)	be proactive in assisting the Landlord and the Manager with operating and using the Services on a value for money and quality standard basis and follow all procedures reasonably required by the Landlord or the Manager in order to maintain and promote the quality and economic effectiveness of the Services. Such procedures include, but are not be limited to, separating waste to facilitate appropriate and cost effective recycling.

7.7	Where the Landlord is required to comply with any obligation contained in this clause such obligation shall, where relevant, include, in the alternative, an obligation on the Landlord to ensure that the Manager complies with that obligation.

8.	Insurance

8.1	The Landlord shall effect and maintain insurance of the Building (including the Contents as provided at the date of this Lease but excluding any Tenant’s fixtures, Tenant’s fittings or Tenant’s furniture and contents in the Property) in accordance with this clause:

(a)	unless and to the extent that the insurance is vitiated by any act or omission of :

(i)	the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them;

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(ii)	any tenant of the Landlord of any part of the Building other than the Property, any person deriving title under them or any person in the Building with the express or implied authority of any of them; and

(b)	subject to:

(i)	any exclusions, limitations, conditions or excesses that may be imposed by the Landlord’s insurer; and

(ii)	insurance being available on reasonable terms in the London Insurance market.

8.2	Insurance of the Building shall be with reputable insurers, on fair and reasonable terms that represent value for money, for an amount not less than the Reinstatement Cost against loss or damage caused by any of the Insured Risks, and shall include additional cover, if practicable, against damage arising from an act of terrorism.

8.3	In relation to any insurance effected by the Landlord under this clause, the Landlord shall:

(a)	at the request of the Tenant supply the Tenant with:

(i)	full details of the insurance policy; and

(ii)	evidence of payment of the current year’s premiums;

(b)	procure that the Tenant is informed of any change in the scope, level or terms of cover as soon as reasonably practicable after the Landlord or its agents have become aware of the change;

(c)	use all reasonable endeavours to procure that the Landlord’s insurer waives its rights of subrogation against the Tenant and any lawful sub tenants or occupiers of the Property and that the insurance policy contains a non-invalidation provision in favour of the Landlord in respect of any act or default of the Tenant; and

(d)	procure that the interest of the Tenant is noted on the policy of insurance either specifically or by way of a general noting of tenants’ interests under the conditions of the insurance policy.

8.4	The Tenant shall pay to the Landlord on demand a reasonable proportion of any amount that is deducted or disallowed by the Landlord’s insurer pursuant to any excess provision in the insurance policy.

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8.5	The Tenant shall:

(a)	comply at all times with any requirements or recommendations of the Landlord’s insurer that relate to the Property the Contents or the use by the Tenant of the Common Parts, where written details of those requirements or recommendations have first been given to the Tenant;

(b)	give the Landlord notice as soon as reasonably practicable if any matter occurs in relation to the Tenant or the Property or the Contents that any insurer or underwriter may treat as material in deciding whether or on what terms, to insure or continue insuring the Building or the Contents ; and

(c)	give the Landlord notice as soon as reasonably practicable of any damage or loss that relates to the Property or the Contents.

8.6	If the Tenant makes any material alteration or addition to the Property, the Tenant shall arrange at its own cost, for a current, independent, VAT inclusive valuation of the Reinstatement Cost of the Property, taking into account the alteration or addition, such valuation to be prepared in writing and given to the Landlord within four weeks of the alteration or addition being completed.

8.7	In relation to any insurance arranged by the Landlord under this clause, the Tenant shall not do or omit to do anything and shall not permit or suffer anything to be done that may:

(a)	vitiate the insurance contract; or

(b)	cause any money claimed under the insurance to be withheld; or

(c)	cause any premium paid for the insurance to be increased or cause any additional premium to be payable.

8.8

(a)	Other than Tenant’s and trade fixtures, the Tenant shall not insure the Property or the Contents against any of the Insured Risks in such a manner as would permit the Landlord’s insurer to cancel the Landlord’s insurance or to reduce the amount of any money payable to the Landlord in respect of any insurance claim.

8.9	Notwithstanding the obligation on the Tenant in clause 8.8, if the Tenant or any person deriving title under or through the Tenant shall at any time be entitled to the benefit of any insurance of the Property or the Contents, the Tenant shall immediately cause any money paid to the Tenant under that insurance to be applied in making good the loss or damage in respect of which it was paid.

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8.10	If the Building or any part of it is damaged or destroyed by an Insured Risk, the Landlord shall:

(a)	make a claim under the insurance policy effected in accordance with this clause;

(b)	notify the Tenant immediately if the Landlord’s insurer indicates that the Reinstatement Cost will not be recoverable in full under the insurance policy; and

(c)	subject to clause 8.11, use any insurance money received (other than for loss of rent) and any money received from the Tenant under clause 8.4 to repair the damage in respect of which the money was received or (as the case may be) to rebuild the Building as soon as reasonably practicable.

8.11	The Landlord shall not be obliged under clause 8.10 to repair or reinstate the Building or any part of it:

(a)	unless and until the Landlord has obtained any necessary planning and other consents for the repairs and reinstatement work. which the Landlord will use its reasonable and commercially sensible endeavours to obtain as soon as reasonably practicable); or

(b)	so as to provide premises or facilities. identical in size, quality and layout to those previously at the Building so long as the premises and facilities provided are reasonably equivalent; or

(c)	after a notice has been served pursuant to clause 8.13 or clause 8.14.

8.12	If the Building and/or the means of access thereto is damaged or destroyed (other than by Deliberate Damage) so that the Property is wholly or partly unfit for occupation and use, or the Common Parts are damaged or destroyed so as to make the Property inaccessible or unusable, then payment of the Annual Rent or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the earlier of the following:

(a)	the date the Tenant can occupy and use the Property in the manner contemplated by this lease prior to the date of the damage or destruction; and

(b)	the end of three years from the date of damage or destruction.

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8.13	Subject to clause 8.15, the Landlord may give the Tenant notice terminating the lease with immediate effect if:

(a)	the Property is damaged or destroyed or the Common Parts are damaged or destroyed so as to make the Property inaccessible or unusable; and

(b)	the Landlord reasonably decides that it is either impracticable or impossible to reinstate the Property and the Common Parts within three years from the date of the damage or destruction.

8.14	The Tenant may give the Landlord notice terminating this lease with immediate effect (subject to clause 8.15) in either of the following situations:

(a)	where the Property is:

(i)	damaged or destroyed in whole or in part other than by Deliberate Damage so that it is unfit for occupation or use, or the Common Parts and/or the Estate are damaged or destroyed so as to make the Property inaccessible or unusable; and

(ii)	is not accessible and/or not fit for occupation and use by the end of three years from the date of damage or destruction; or

(b)	where:

(i)	the Property is damaged or destroyed in whole or in part other than by Deliberate Damage and other than by an Insured Risk or is not covered by the Landlord’s insurance by reason of a limitation in the insurance policy so that it is unfit for occupation or use, or the Common Parts and/or the Estate are damaged or destroyed so as to make the Property inaccessible or unusable; and

(ii)	the loss or damage was caused other than by an Insured Risk or is not covered by the Landlord’s insurance by reason of a limitation in the insurance policy and the Landlord has not given notice to the Tenant within three months of the date of damage or destruction that the Landlord will reinstate the Property at the Landlord’s own cost.

8.15	Any notice to terminate this lease by either the Landlord or the Tenant under this clause shall be without prejudice to the rights of either party for breach of any of the covenants in the lease.

8.16	If this lease is terminated by either the Landlord or the Tenant under this clause, then any proceeds of the insurance effected by the Landlord shall belong to the Landlord.

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8.17	Without prejudice to clause 8.8 the Tenant shall maintain and shall procure that each and every contractor which enters the Property maintains fully comprehensive public liability and employer’s liability insurance against liability to the public and to third parties (including for the avoidance of doubt the Landlord and the owners of the Estate) in a sum of not less than £10,000,000 (ten million pounds) in respect of each and every claim. Such insurance shall be maintained from the date of this lease until the end of the term.

8.18	The Landlord may at any time request documentary evidence that the insurance policies required by this clause are being maintained including if required by the Landlord an original letter from the Tenant’s insurers confirming:-

(a)	the insurance currently in force; and

(b)	that premiums for that insurance have been paid in full at the date of that letter.

8.19	If the Tenant fails to provide such evidence within 5 working days of the Landlord’s request then the Landlord may effect such insurance itself and recover the costs of doing so from the Tenant.

8.20	The Tenant agrees not to do or permit anything to be done that may render any insurance policy void or voidable.

8.21	The Tenant agrees to provide evidence to the Landlord that the insurances set out within clause 8.17 have been put in place and this Lease shall not be effective until such satisfactory written evidence has been provided to the Landlord.

8.22	The Tenant agrees to claim on the insurance policies referred to in clause 8.17 if so directed by the Landlord following any claim or potential claim received against the Landlord from a third party.

8.23	The Tenant shall pay the Landlord an amount equal to any insurance money that the insurers of the Building refuse to pay (in relation to the Building) by reason of any act or omission of the Tenant its workers, contractors or agents or any person at the Property or the Common Parts with the actual or implied authority of any of them

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9.	Rates and taxes

9.1	The Tenant shall pay all present and future rates, taxes and other impositions payable in respect of the Property, its use and any works carried out there, other than:

(a)	any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease; or

(b)	any taxes, other than VAT and insurance premium tax, payable by the Landlord by reason of the receipt of any of the rents due under this lease.

9.2	If any such rates, taxes or other impositions are payable in respect of the Property together with other land (including any other part of the Building) the Tenant shall pay a fair proportion of the total.

9.3	The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord.

10.	Utilities

10.1	The Tenant shall pay all costs in connection with the supply and removal of electricity, telecommunications and data to or from the Property and the Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those services and utilities and the supply and removal of electricity, telecommunications and data services to or from the Property.

10.2	The electricity supply to the Property is separately metered and the costs in connection with the supply of electricity to the Property shall be paid by the Tenant to the Landlord or its Manager (as instructed), on the basis of meter readings by the Landlord.

10.3	All charges in respect of the electricity supply to the Property shall be paid by the Tenant to the Landlord within 14 days of written demand.

11.	Common items

11.1	The Tenant shall comply with all reasonable regulations the Landlord may make from time to time in connection with the use of any Service Media, structures or other items not on the Building but used or capable of being used by the Building in common with other land.

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12.	VAT

12.1	All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes upon receipt of a valid VAT invoice.

12.2	Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the Landlord or other person upon receipt of a valid VAT invoice, except to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994.

13.	Default interest and interest

13.1	If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest at the Default Interest Rate (both before and after any judgment) on that amount for the period from the due date to and including the date of payment.

13.2	If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period from the date the amount (or each part of it) became due until the date it is accepted by the Landlord.

14.	Costs

14.1	The Tenant shall pay the fair and reasonable costs and expenses of the Landlord including any solicitors’ or other professionals’ costs and expenses (incurred both during and after the end of the term) in connection with or in contemplation of any of the following:

(a)	the enforcement of the tenant covenants of this lease;

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(b)	serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court;

(c)	serving any notice in connection with this lease under section 17 of the LTCA 1995;

(d)	the preparation and service of a schedule of dilapidations during and/or within three months of the expiry of the Contractual Term in connection with this lease; or

(e)	any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord in circumstances where the Landlord is not unreasonably to withhold it).

14.2	Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors’ or other professionals’ costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis.

15.	Compensation on vacating

Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the LTA 1954 is excluded, except to the extent that the legislation prevents that right being excluded.

16.	No deduction, counterclaim or set-off

The Annual Rent and all other money due under this lease are to be paid by the Tenant or any guarantor (as the case may be) without deduction, counterclaim or set-off.

17.	Prohibition of dealings

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

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18.	Assignments

18.1	The Tenant shall not assign the whole or any part only of this lease.

19.	Underlettings

19.1	The Tenant shall not underlet the. whole or any part of the Property.

20.	Sharing occupation

The Tenant may with the prior written consent of the Landlord which is not to be unreasonably withheld share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the LTA 1954) as the Tenant for as long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement.

21.	Charging

21.1	The Tenant shall not charge the whole of this lease.

21.2	The Tenant shall not charge part only of this lease.

22.	Registration and notification of dealings and occupation

22.1	In this clause a Transaction is:

(a)	any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or

(b)	the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease; or

(c)	the making of any other arrangement for the occupation of the Property.

22.2	In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within one month of completion of the registration, the Tenant shall send the Landlord official copies of its title (and where applicable of the undertenant’s title).

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22.3	No later than one month after a Transaction the Tenant shall:

(a)	give the Landlord’s solicitors notice of the Transaction; and

(b)	deliver a certified copy of any document effecting the Transaction to the Landlord’s solicitors; and

(c)	pay the Landlord’s solicitors a registration fee of not less than £100 (exclusive of VAT).

(d)	deliver to the Landlord’s solicitors a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Transaction.

22.4	If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

23.	Repairs

23.1	The Tenant shall keep the Property clean and tidy and in good repair and condition.

23.2	The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk and/or a risk against which the Landlord has not insured, unless and to the extent that:

(a)	the Landlord’s insurance has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any person deriving title under the Tenant or any person at the Property or on the Common Parts with the actual or implied authority of the Tenant or any person deriving title under the Tenant; or

(b)	the insurance cover in relation to that disrepair is excluded, limited or unavailable.

23.3	The Tenant shall keep the Contents in good repair and condition and the replacement of any Contents shall be in accordance with the Inventory.

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24.	Decoration

24.1	The Tenant shall decorate the Property as often as is reasonably necessary and also in the last three months before the end of the term.

24.2	All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

24.3	All decoration carried out in the last three months of the term shall also be carried out to the reasonable satisfaction of the Landlord and using materials, designs and colours approved by the Landlord such approval not to be unreasonably withheld or delayed.

24.4	The Tenant shall replace the floor coverings at the Property within the three months before the end of the term with new ones of good quality and appropriate to the Property and the Permitted Use, unless prior to the end of the term the Landlord provides written notice to the Tenant that this is not required.

25.	Alterations and signs

25.1	The Tenant shall not make any structural or external alteration to the Property.

25.2	The Tenant shall not make any internal non-structural alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

25.3	The Tenant shall not install nor alter the route of any Service Media at the Property, nor do anything that may affect the Service Media, without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

25.4	The Tenant shall not install or alter any Service Media in the Property or the Building.

25.5	The Tenant shall not attach any sign, fascia, placard, board, poster or advertisement to the Property so as to be seen from the outside of the Building.

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27.	Use

27.1	The Tenant shall not use the Property for any purpose other than the Permitted Use.

27.2	If the Tenant uses the Property outside of the Permitted Hours, the Tenant shall observe all reasonable and proper regulations that the Landlord makes relating to that use and shall pay the Landlord all reasonable and proper costs incurred by the Landlord in connection with that use, including the whole of the cost of any Services provided by the Landlord attributable solely to the use by the Tenant of the Property outside the Permitted Hours.

27.3	The Tenant shall not use the Property or exercise any of the rights granted by this lease for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Lettable Units or any owner or occupier of neighbouring property.

27.4	The Tenant shall not overload any structural part of the Building nor any Service Media at or serving the Property.

28.	Management of the building

28.1	The Tenant shall observe all reasonable and proper regulations made by the Landlord from time to time in accordance with the principles of good estate management and notified to the Tenant relating to:

(a)	the use of the Common Parts;

(b)	the management of the Building; and

(c)	the use of any Service Media, structures or other items outside the Building which are used or capable of being used by the Building in common with other land.

28.2	Nothing in this lease shall impose or be deemed to impose any restriction on the use of any other Lettable Unit or any neighbouring property.

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29.	Compliance with laws

29.1	Without prejudice to any other provisions of this Lease the Tenant shall comply with all laws relating to:

(a)	the Property and the occupation and use of the Property by the Tenant;

(b)	the use of all Service Media and machinery and equipment at or serving the Property;

(c)	any works carried out at the Property; and

(d)	all materials kept at or disposed from the Property.

(e)	environmental issues in relation to the use and occupation of the Property and the exercise of the rights granted by this Lease including the standards practices directives and guidelines of all applicable environmental agencies

29.2	Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property whether by the owner or the occupier.

29.3	Within five working days after receipt of any notice or other communication affecting the Property or the Building (and whether or not served pursuant to any law) the Tenant shall:

(a)	send a copy of the relevant document to the Landlord; and

(b)	in so far as it relates to the Property, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

29.4	The Tenant shall not apply for any planning permission for the Property.

29.5	The Tenant shall comply with its obligations under the COM Regulations including all requirements in relation to the provision and maintenance of a health and safety file.

29.6	The Tenant shall supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord’s obligations under the COM Regulations.

29.7	As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

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29.8	The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

29.9	Any liability under Environmental Law (including, without limitation, any liability under the Contaminated Land Regime) arising in respect of Hazardous Substances in, on, under or emanating from the Property, after the date of this Lease, shall be the sole responsibility of the Tenant

29.10	This clause (together with clauses 29.9 and 29.11 and 29.12 constitutes an agreement on liabilities under the Department for Environment, Food and Rural Affairs’ statutory guidance on the Contaminated Land Regime.

29.11	If the Enforcing Authority serves a notice under the Contaminated Land Regime on a party to this Lease, any party to this Lease may produce a copy of this clause and clauses 29.9 and 29.11 and 29.12 to any Enforcing Authority or court for the purposes of determining liability under the Contaminated Land Regime, regardless of any confidentiality agreement that may exist between the parties to this Lease relating to this Lease or any of its provisions.

29.12	No party to this Lease shall challenge the application of the agreement on liabilities set out in this clause and clauses 29.9 to 29.11 (inclusive).

29.13	The Tenant shall keep and use the Property in accordance with GLP and all applicable statutory provisions, laws and regulations as amended from time to time.

29.14	Immediately prior to the expiry or sooner determination of the Lease the Tenant will at its own expense provide to the Landlord an Environmental Assessment of the Property by an Environmental Expert.

29.15	In the event of any contamination of the Property or the Building by any Hazardous Substance or in the event of any other breach of environmental or other laws relating to the use or occupation of the Property the Tenant shall immediately:-

(a)	notify the Landlord of the same;

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(b)	notify the Landlord of the steps the Tenant intends to take in order to make good the breach including compliance with all relevant requirements;

(c)	ensure that the making good of any breach complies with all relevant requirements;

(d)	comply with any additional requirements of the Landlord in relation to the obligation to make good the breach and comply with all relevant requirements; and

(e)	notify the Landlord whether the event or breach may trigger an investigation or prosecution by an environment or other agency or statutory body.

29.16	The Tenant must obtain all necessary permits consents and approvals for the Tenant’s use and occupation of the Property and shall as soon as reasonably practical provide copies of the same to the Landlord.

30.	Energy performance certificates

30.1	The Tenant shall:

(a)	cooperate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property or the Building including providing the Landlord with copies of any plans or other information held by the Tenant that would assist in obtaining an Energy Performance Certificate; and

(b)	allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and/or Recommendation Report for the Property or the Building.

30.2	The Tenant shall not commission an Energy Performance Certificate for the Property without the Landlord’s consent such consent not to be unreasonably withheld or delayed.

30.3	At the written request of the Tenant, the Landlord shall provide the Tenant with a copy of any Energy Performance Certificate relating to the Property held by the Landlord, provided that the Tenant shall pay the reasonable cost of providing the copy to the Landlord.

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31.	Encroachments, obstructions and acquisition of rights

31.1	The Tenant shall not grant any right or licence over the Property to any person nor permit any person to make any encroachment over the Property.

31.2	The Tenant shall not obstruct the flow of light or air to the Property.

31.3	The Tenant shall not make any acknowledgement that the flow of light or air to the Property or any other part of the Building or that the means of access to the Building is enjoyed with the consent of any third party.

31.4	The Tenant shall immediately notify the Landlord if any person takes or threatens to take any action to obstruct the flow of light or air to the Property.

32.	Breach of repair and maintenance obligations

32.1	The Landlord may enter the Property to inspect its condition and state of repair and may give the Tenant notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property or the Contents.

32.2	If the Tenant has not begun any works needed to remedy that breach within three months following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord may enter the Property and carry out the works needed.

32.3	The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

32.4	Any action taken by the Landlord pursuant to this clause shall be without prejudice to the Landlord’s other rights.

32.5	Not less than six months before the end of the term, the Landlord shall serve a schedule of dilapidations on the Tenant and shall notify the Tenant of any other dilapidations that occur after the schedule of dilapidations has been served as soon as possible.

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33.	Indemnity

The Tenant shall keep the Landlord indemnified against all expenses, costs, claims, damage and loss (including any diminution in the value of the Landlord’s interest in the Building and loss of amenity of the Building) arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts or the Building with the actual or implied authority of any of them.

34.	Landlord’s covenant for quiet enjoyment

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

35.	Guarantee and indemnity

35.1	The provisions of Schedule 1 apply.

35.2	If an Act of Insolvency occurs in relation to a guarantor, or if any guarantor (being an individual) dies or becomes incapable of managing his affairs the Tenant shall, if the Landlord requests, procure that a person of standing acceptable to the Landlord, within 28 days of that request, enters into a replacement or additional guarantee and indemnity of the tenant covenants of this lease in the same form as that entered into by the former guarantor.

35.3	Clause 35.2 shall not apply in the case of a person who is guarantor by reason of having entered into an authorised guarantee agreement.

35.4	For so long as any guarantor remains liable to the Landlord, the Tenant shall, if the Landlord requests, procure that the guarantor joins in any consent or approval required under this lease and consents to any variation of the tenant covenants of this lease.

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36.	Re-entry and forfeiture

36.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

(a)	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not; or

(b)	any breach of any condition of, or tenant covenant, in this lease; or

(c)	an Act of Insolvency.

36.2	If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant.

37.	Liability

37.1	At any time when the Landlord, the Tenant or a guarantor is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising under this lease. The Landlord may take action against, or release or compromise the liability of, any one of those persons or grant time or other indulgence to any one of them without affecting the liability of any other of them.

37.2	The obligations of the Tenant and any guarantor arising by virtue of this lease are owed to the landlord and the obligations of the Landlord are owed to -the Tenant.

37.3	The Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease, unless and until the Tenant has given the Landlord notice of the failure and the Landlord has not remedied the failure within a reasonable time of service of that notice.

38.	Entire agreement and exclusion of representations

38.1	This lease constitutes the whole agreement between the parties relating to the transaction contemplated by the grant of this lease and supersedes all previous agreements between the parties relating to the transaction.

38.2	The Tenant acknowledges that in entering into this lease it has not relied on and shall have no right or remedy in respect of, any statement or representation made by or on behalf of the Landlord.

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38.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property or the Common Parts may lawfully be used for any purpose allowed by this lease.

38.4	Nothing in this clause shall limit or exclude any liability for fraud.

39.	Notices, consents and approvals

39.1	Except where this lease specifically states that a notice need not be in writing, or where notice is given in an emergency, any notice given pursuant to this lease shall:

(a)	be in writing in the English language; and

(b)	be:

(i)	delivered personally; or

(ii)	delivered by commercial courier; or

(iii)	sent by pre-paid first-class post or recorded delivery; or

(iv)	(if the notice is to be served by post outside the country from which it is sent) sent by airmail requiring signature on delivery.

39.2	A notice is deemed to have been received:

(a)	if delivered personally, at the time of delivery; or

(b)	if delivered by commercial courier, at the time of signature of the courier’s receipt; or

(c)	if sent by pre-paid first-class post or recorded delivery, 48 hours from the date of posting; or

(d)	if sent by airmail, five days from the date of posting;

(e)	if deemed receipt under the previous paragraphs of this clause is not within business hours (meaning 9.00 am to 5.30 pm on a working day in the place of receipt), when business next starts in the place of receipt.

39.3	To prove service, it is sufficient to prove that the notice if sent by post, that the envelope containing the notice was properly addressed and posted.

39.4	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

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39.5	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:

(a)	it is given in writing and signed by a person duly authorised on behalf of the Landlord; and

(b)	it expressly states that the Landlord waives the requirement for a deed in that particular case.

If a waiver is given, it shall not affect the requirement for a deed for any other consent.

39.6	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

(a)	the approval is being given in a case of emergency; or

(b)	this lease expressly states that the approval need not be in writing.

39.7	If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

40.	Governing law and jurisdiction

40.1	This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

40.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this lease or its subject matter or formation (including noncontractual disputes or claims).

41.	Exclusion of LTA 1954 protection

41.1	The parties confirm that:

(a)	the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy created by this lease, before this lease was entered into a certified copy of which is annexed to this lease; and

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(b)	Harry Smart who was duly authorised by the Tenant to do so made a statutory declaration dated 18/03/19 in accordance with the requirements of section 38A(3)(b) of the LTA 1954 a certified copy of which statutory declaration is annexed to this lease; and

(c)	the Landlord served a notice on the Guarantor, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy created by this lease, before this lease was entered into a certified copy of which is annexed to this lease; and

(d)	Harry Smart who was duly authorised by the Guarantor to do so made a statutory declaration dated 18/03/19 in accordance with the requirements of section 38A(3)(b) of the LTA 1954 a certified copy of which statutory declaration is annexed to this lease; and

(e)	the provisions of sections 24 to 28 of the LTA 1954 are excluded in relation to the tenancy created by this lease.

42.	Break clause

42.1	The Tenant may terminate this lease by serving at least 6 months before the Break Date a Break Notice on the Landlord.

42.2	A Break Notice served by the Tenant shall be of no effect if, at the Break Date:

(a)	the Tenant has not paid in cleared funds any part of the Annual Rent, or any VAT in respect of it, which was due to have been paid and which has been demanded of the Tenant in writing no later than 20 Working Days prior to the Break Date; or

(b)	the Tenant remains in occupation of any part of the Property; or

(c)	there are any continuing subleases of the Property

(d)	the Landlord has not received from the Tenant the sum of £8,500 plus VAT representing a refund of the 3 month rent free period received by the Tenant at the commencement of its occupation of the Property.

(e)	The Landlord has not received from the Tenant an Environmental Assessment.

42.3	Subject to clause 42.2, following service of a Break Notice this lease shall terminate on the Break Date.

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42.4	Termination of this lease on the Break Date shall not affect any other right or remedy that either party may have in relation to any earlier breach of this lease.

42.5	If this lease terminates in accordance with clause 42.2(e) then, within 14 days after the Break Date, the Landlord shall refund to the Tenant the proportion of the Annual Rent, and any VAT paid for the period beyond but excluding the Break Date calculated on a daily basis.

43.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this lease shall not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

44.	New tenancy under LTCA 1995

This lease creates a new tenancy for the purposes of the LTCA 1995.

45.	Local authority landlord’s capacity and powers

The Landlord enters into this lease solely in its capacity as a landowner in respect of the Property and not in any other capacity. Nothing in this lease shall restrict the Landlord’s powers or rights as a local authority, local planning authority or statutory body to perform any of its statutory functions.

46.	ERDF Funding

46.1	The Property has been funded by North East LEP as part of the North East Growth Deal (Local Growth Fund - LGF) from Government, and grant funding from the European Regional Development Fund (ERDF) as part of the European Structural and Investment Funds Growth Programme 2014-2020.

46.2	The Tenant shall provide monitoring information as required by the funders (ERDF and LGF) in whatever form the funders require no later than the last working day of each calendar quarter. The monitoring information may be related to and include (but not limited to):-

-	General information on the Tenant e.g. type of business (e.g. SME or large company), main trading activity, number of employees, date of formation, turnover, previous address etc.;
-	Employment increase within the Tenant organisation;

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-	Jobs created and improved by the Tenant and located in the Property (including type of jobs, skill and wage levels);
-	General information on the Tenant’s new-to-market products (no commercially sensitive information will be required);
-	General information on the Tenant’s new-to-firm products (no commercially sensitive information will be required);
-	Gender and ethnicity of the Tenant’s employees located in the Property;
-	Any other information reasonably requested by the Landlord in order to comply with the Funding Agreements.

If required by the Landlord and/or the funders and/or their auditors the Tenant shall make their original records available for checks to evidence the monitoring information provided by the Tenant

47.	Landlord’s break clause

47.1	The Landlord may terminate this lease by written notice to the Tenant if at any time any Annual Rent or other sum due under this lease is unpaid 21 days after becoming payable whether it has been formally demanded or not.

47.2	Following service of a notice under clause 47.1 this-lease shall terminate on the date specified in the notice.

47.3	Termination of this lease shall not affect any other right or remedy that either party may have in relation to any earlier breach of this lease.

47.4	If this lease terminates in accordance with clause 47.2, within 14 days after the date of termination, the Landlord shall refund to the Tenant the proportion of the Annual Rent, and any VAT paid for the period beyond but excluding the date of termination calculated on a daily basis

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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Schedule 1 Guarantee and Indemnity

Guarantee and indemnity

1.1	The Guarantor guarantees to the Landlord that the Tenant shall pay the rents reserved by this lease and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those rents or to observe or perform any of those tenant covenants, the Guarantor shall pay or observe and perform them.

1.2	The Guarantor covenants with the Landlord as a separate and independent primary obligation to indemnify the Landlord against any failure by the Tenant to pay any of the rents reserved by this lease or any failure to observe or perform any of the tenant covenants of this lease; and

Guarantor’s liability

1.3	The liability of the Guarantor under paragraph 1.1 and paragraph 1.2 shall continue until the end of the term, or until the Tenant is released from the tenant covenants of this lease by virtue of the LTCA 1995, if earlier.

1.4	The liability of the Guarantor shall not be affected by:

(a)	any time or indulgence granted by the Landlord to the Tenant; or

(b)	any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease or in making any demand in respect of any of them; or

(c)	any refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property; or

(d)	the Landlord exercising any right or remedy against the Tenant for any failure to pay the rents reserved by this lease or to observe or perform the tenant covenants of this lease; or

(e)	the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Tenant’s liability to pay the rents reserved by this lease or observe and perform the tenant covenants of the lease including the release of any such security; or

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(f)	a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them; or

(g)	any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease or any unenforceability of any of them against the Tenant; or

(h)	the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or

(i)	without prejudice to paragraph 0, the disclaimer of the Tenant’s liability under this lease or the forfeiture of this lease; or

(j)	the surrender of part of the Property, except that the Guarantor shall not be under any liability in relation to the surrendered part in respect of any period after the surrender; or

(k)	by any other act or omission except an express written release by deed of the Guarantor by the Landlord

1.5	The liability of each of the persons making up the Guarantor is joint and several.

1.6	Any sum payable by the Guarantor shall be paid without any deduction, set-off or counter-claim against the Landlord or the Tenant.

Variations and supplemental documents

1.7	The Guarantor shall, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease.

1.8	The Guarantor shall not be released by any variation of the rents reserved by, or the tenant covenants in, this Lease whether or not:

(a)	the variation is material or prejudicial to the Guarantor; or

(b)	the variation is made in any document; or

(c)	the Guarantor has consented, in writing or otherwise, to the variation.

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1.9	The liability of the Guarantor shall apply to the rents reserved by and the tenant covenants in this lease as varied except to the extent that the liability of the Guarantor is affected by section 18 of the LTCA 1995.

Guarantor to take a new lease or make payment

1.10	If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than three months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor shall enter into a new lease of the Property on the terms set out in paragraph 1.11.

1.11	The rights and obligations under the new lease shall take effect from the date of the forfeiture or disclaimer and the new lease shall:

(a)	be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant;

(b)	be for a term that expires at the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer;

(c)	reserve as an initial annual rent an amount equal to the Annual Rent payable under this lease-at the date of the-forfeiture or-disclaimer or which would be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it

(d)	be excluded from sections 24 to 28 of the LTA 1954; and

(e)	otherwise be on the same terms as this lease (as varied if there has been any variation).

1.12	The Guarantor shall pay the Landlord’s solicitors’ costs and disbursements (on a full indemnity basis) and any VAT in respect of them in relation to the new lease and shall execute and deliver to the Landlord a counterpart of the new lease within one month after service of the Landlord’s notice.

1.13	The grant of a new lease and its acceptance by the Guarantor shall be without prejudice to any other rights which the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease.

1.14	The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 1.1O but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to six months Annual Rent and the Guarantor shall pay that amount on demand.

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Payments in gross and restrictions on the guarantor

1.15	Any payment or dividend that the Landlord receives from the Tenant (or its estate) or any other person in connection with any insolvency proceedings or arrangement involving the Tenant shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the obligations that are the subject of this guarantee and indemnity.

1.16	The Guarantor shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it shall hold that money on trust for the Landlord to the extent of its liability to the Landlord.

1.17	The Guarantor shall not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or-othe-r obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed.

Other securities

1.18	The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it shall hold it for the benefit of the Landlord.

1.19	This guarantee and indemnity is in addition to any other security that the Landlord may at any time hold from the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the rents reserved by this lease and to observe and perform the tenant covenants of this lease. It shall not merge in or be affected by any other security.

1.20	The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the rents reserved by this lease or to observe and perform the tenant covenants of this lease.

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Schedule 2 Break Notice

To: [INSERT NAME OF TENANT/Landlord] of [INSERT ADDRESS OR REGISTERED OFFICE DETAILS AS APPROPRIATE] (Tenant)/(Landlord) From: [INSERT NAME OF LANDLORD/Tenant] of [INSERT ADDRESS OR REGISTERED OFFICE DETAILS AS APPROPRIATE] (Landlord)/Tenant Premises: [INSERT DETAILS OF PREMISES] as demised by the lease dated [INSERT DATE OF LEASE] made between [INSERT PARTIES TO THE LEASE]

(Lease)

I/WE, [[INSERT NAME OF LANDLORD/Tenant] OR [INSERT NAME AND ADDRESS OF SOLICITORS SERVING NOTICE ON BEHALF OF THE LANDLORD/tenant] for and on behalf of the Landlord/Tenant] GIVE YOU NOTICE that I/we/the Landlord/the Tenant intend[s] to terminate the term of the Lease on [INSERT THE BREAK DATE] in accordance with clause [INSERT NUMBER OF THE BREAK CLAUSE IN THE LEASE] so that the Lease will determine on that date

SIGNED:

[[NAME OF LANDLORD/Tenant] OR [ AME OF SOLICITORS], solicitors for and on behalf of [LANDLORD/Tenant]]

DATED:

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Schedule 3 Services

The Services are:

(a)	cleaning, maintaining, decorating and repairing the Common Parts, including the structural parts, the outsides of the windows and all Service Media forming part of the Common Parts and remedying any inherent defect in the Building;

(b)	providing heating to the internal areas of the Common Parts and the Lettable Units during such periods of the year as the Landlord reasonably considers appropriate, and cleaning, maintaining, repairing and replacing the heating machinery and equipment;

(c)	lighting the Common Parts and cleaning, maintaining, repairing and replacing lighting machinery and equipment on the Common Parts;

(d)	supplying hot and cold water, soap, paper, towels and other supplies for any lavatories, washrooms, kitchens and utility areas on the Common Parts, and cleaning, maintaining, repairing and replacing the furniture, fittings and equipment in those areas;

(e)	keeping the lifts on the Common Parts in good working order and cleaning, maintaining, repairing and replacing the lifts and lift machinery and equipment;

(f)	cleaning, maintaining, repairing and replacing refuse bins on the Common Parts;

(g)	cleaning, maintaining, repairing and replacing signage for the Common Parts;

(h)	cleaning, maintaining, repairing, operating and replacing security machinery and equipment (including closed circuit television) on the Common Parts;

(i)	cleaning, maintaining, repairing, operating and replacing fire prevention, detection and fighting machinery and equipment and fire alarms on the Common Parts;

(j)	cleaning, maintaining, repairing and replacing a signboard showing the names and logos of the tenants and other occupiers in the entrance hall of the Building;

(k)	cleaning, maintaining, repairing and replacing the floor coverings on the internal areas of the Common Parts;

(I)	cleaning, maintaining, repairing and replacing the furniture and fittings on the Common Parts;

(m)	providing air handling for the internal areas of the Building and cleaning, maintaining, repairing and replacing air handling equipment serving the Building;

(n)	cleaning, maintaining, repairing and replacing fume cupboards and externally vented safety cabinets in the Building;

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(o)	providing security reception cleaning and maintenance staff for the Building; and

(p)	any other service or amenity that the Landlord may in its reasonable discretion (acting in accordance with the principles of good estate management) provide for the benefit of the tenants and occupiers of the Building.

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THE COMMON SEAL of THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE was hereunto affixed in the presence of

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Executed as a deed by
MDNA LIFE SCIENCES (UK) LIMITED acting by Harry Smart a director, in the presence of:	SIGNATURE OF DIRECTOR Director

SIGNATURE OF WITNESS NAME ADDRESS OCCUPATION OF WITNESS

Executed as a deed by

MDNA LIFE SCIENCES INC

acting by Harry Smart a director, in the presence of:

SIGNATURE OF WITNESS NAME ADDRESS OCCUPATION OF WITNESS

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ANNEXURES

Certified Copy Landlord’s warning notices

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CERTIFIED TRUE COPY OF THE ORIGINAL ASSISTANT DIRECTOR LEGAL SERVICES NEWCASTLE CITY COUNCIL

FORM OF NOTICE THAT SECTIONS 24 TO 28 OF THE LANDLORD AND

TENANT ACT 1954 ARE NOT TO APPLY TO A BUSINESS TENANCY

TO: MDNA LIFE SCIENCES (UK) LIMITED, a company incorporated and registered in England and Wales with (Company Registration Number 05386828 ), whose registered office is at 83 Kingfisher House, Kingsway,

Team Valley, Gateshead, Tyne & Wear NE11 OJQ

[Name and address of tenant]

From: The Council of the City of Newcastle upon Tyne

PO Box 690

Newcastle upon Tyne NE99 2BN

[Name and address of landlord]

RE: Lease of Level One The Biosphere Newcastle Helix Newcastle upon Tyne

IMPORTANT NOTICE

You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.

Business tenants normally have security of tenure – the right to stay in their business premises when the lease ends.

If you commit yourself to the lease you will be giving up these important legal rights.

• You will have no right to stay in the premises when the lease ends.

• Unless the landlord chooses to offer you another lease, you will need to leave the premises.

• You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.

• If the landlord offer you another lease, you will have no right to ask the court to fix the rent.

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CERTIFIED TRUE COPY OF THE ORIGINAL ASSISTANT DIRECTOR LEGAL SERVICES NEWCASTLE CITY COUNCIL

FORM OF NOTICE THAT SECTIONS 24 TO 28 OF THE LANDLORD AND TENANT ACT 1954 ARE NOT TO APPLY TO A BUSINESS TENANCY

To: MDNA LIFE SCIENCES INC, a company incorporated and registered with (Company Registration Number 5632728 ), whose registered office is in the State of Delaware, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle

[Name and address of tenant]

From: The Council of the City of Newcastle upon Tyne

PO Box 690

Newcastle upon Tyne NE99 2BN

[Name and address of landlord]

RE: Lease of Level One The Biosphere Newcastle Helix Newcastle upon Tyne

IMPORTANT NOTICE

You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.

Business tenants normally have security of tenure – the right to stay in their business premises when the lease ends.

If you commit yourself to the lease you will be giving up these important legal rights.

• You will have no right to stay in the premises when the lease ends.

• Unless the landlord chooses to offer you another lease, you will need to leave the premises.

• You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.

• If the landlord offer you another lease, you will have no right to ask the court to fix the rent.

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Certified copy of Tenant’s and Guarantor’s statutory declaration

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CERTIFIED TRUE COPY OF THE ORIGINAL ASSISTANT DIRECTOR LEGAL SERVICES NEWCASTLE CITY COUNCIL

I Harry Smart
(name of declarant) of
B3, Kingfisher House, Kingsway, Team Valley, Gateshead, Tyne & Wear NE11 OJQ
(address) do solemnly and sincerely declare that -

1. MDNA LIFE SCIENCES INC, a company incorporated and registered in the State of Delaware with (Company Registration Number 5632728 ),

(name of tenant) propose(s) to enter into a tenancy of
premises at Level One The Biosphere Newcastle Helix Newcastle upon Tyne

(address of premises) for a term commencing on A DATE TO BE AGREED

2. I/The tenant propose(s) to enter into an agreement with THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (security of tenure) shall be excluded in relation to the tenancy.

3. The landlord has served on me/the tenant a notice in the form, or substantially in the form, set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003. The form of notice set out in that Schedule is reproduced below.

4. I have/The tenant has read the notice referred to in paragraph 3 above and accept(s) the consequences of entering into the agreement referred to in paragraph 2 above.

5. (as appropriate) I am duly authorised by the tenant to make this declaration.

To:
MDNA LIFE SCIENCES (UK) LIMITED

(Company number 05386828) B3, Kingfisher

House, Kingsway, Team Valley, Gateshead, Tyne & Wear NE11 OJQ
[Name and address of tenant]

From:
THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE

Civic Centre, Barras Bridge, Newcastle

upon Tyne, NE1 8QH
[name and address of landlord]

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IMPORTANT NOTICE

You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.

Business tenants normally have security of tenure-the right to stay in their business premises when the lease ends.

If you commit yourself to the lease you will be giving up these important legal rights.

• You will have no right to stay in the premises when the lease ends.

• Unless the landlord chooses to offer you another lease, you will need to leave the premises.

• You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.

• If the landlord offers you another lease, you will have no right to ask the court to fix the rent.

It is therefore important to get professional advice - from a qualified surveyor, lawyer or accountant - before agreeing to give up these rights.

If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that does not exclude the protection of the Landlord and Tenant Act 1954.

If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences, before signing the lease.

But if you do not receive at least 14 days notice, you will need to sign a “statutory” declaration. To do so, you will need to visit an independent solicitor (or someone else empowered to administer oaths).

Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether you wish to give up your statutory rights. If you then decided to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so you would not need to make a separate visit to an independent solicitor.

58

AND I make this solemn declaration conscientiously believing the same to be true and by virtue of the Statutory Declaration Act 1835.

DECLARED at
Mark Swift Mouse LLP
this
18th
day of
March 2019

Before me

(signature of person before whom declaration is made)

A solicitor empowered to administer oaths or (as appropriate)

59

CERTIFIED TRUE COPY OF THE ORIGINAL ASSISTANT DIRECTOR LEGAL SERVICES NEWCASTLE CITY COUNCIL

I Harry Smart
(name of declarant) of
B3, Kingfisher House, Kingsway, Team Valley, Gateshead, Tyne & Wear NE11 OJQ
(address) do solemnly and sincerely declare that -

1. MDNA LIFE SCIENCES INC, a company incorporated and registered in the State of Delaware with (Company Registration Number 5632728 ),

(name of tenant) propose(s) to enter into a tenancy of
premises at Level One The Biosphere Newcastle Helix Newcastle upon Tyne

(address of premises) for a term commencing on A DATE TO BE AGREED

2. I/The tenant propose(s) to enter into an agreement with THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (security of tenure) shall be excluded in relation to the tenancy.

3. The landlord has served on me/the tenant a notice in the form, or substantially in the form, set out in Schedule I to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003. The form of notice set out in that Schedule is reproduced below.

4. I have/The tenant has read the notice referred to in paragraph 3 above and accept(s) the consequences of entering into the agreement referred to in paragraph 2 above.

5. (as appropriate) I am duly authorised by the tenant to make this declaration.

To:
MDNA LIFE SCIENCES (UK) LIMITED

(Company number 05386828) B3, Kingfisher

House, Kingsway, Team Valley, Gateshead, Tyne & Wear NE11 OJQ
[Name and address of tenant]

From:
THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE

Civic Centre, Barras Bridge, Newcastle

upon Tyne, NE1 8QH
[name and address of landlord]

60

IMPORTANT NOTICE

You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.

Business tenants normally have security of tenure - the right to stay in their business premises when the lease ends.

If you commit yourself to the lease you will be giving up these important legal rights.

• You will have no right to stay in the premises when the lease ends.

• Unless the landlord chooses to offer you another lease, you will need to leave the premises.

• You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.

• If the landlord offers you another lease, you will have no right to ask the court to fix the rent.

It is therefore important to get professional advice - from a qualified surveyor, lawyer or accountant - before agreeing to give up these rights.

If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that does not exclude the protection of the Landlord and Tenant Act 1954.

If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences, before signing the lease.

But if you do not receive at least 14 days notice. you will need to sign a “statutory” declaration. To do so, you will need to visit an independent solicitor (or someone else empowered to administer oaths).

Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether you wish to give up your statutory rights. If you then decided to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so you would not need to make a separate visit to an independent solicitor.

AND I make this solemn declaration conscientiously believing the same to be true and by virtue of the Statutory Declaration Act 1835.

61

DECLARED at
Mark Swift Mouse LLP
this
18th
day of
March 2019

Before me

(signature of person before whom declaration is made)

A solicitor empowered to administer oaths or (as appropriate)

62

Plans 1-3

63

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Plan 1.

2003446

David Down
LORD MAYOR
DAVID DOWN

C. L. Smith
SENIOR SOLICITOR
CRAIG WINTER

For information

Ryder

64

Plan 2

Newcastle City Council

PROPERTY & ASSET MANAGEMENT

Electronic Copy NOT TO SCALE

N
Science Central
THE COMMON SEAL of THE COUNCIL OF THE CITY OF NEWCASTLE UPON TYNE was hereunto affixed in the presence of:
LORD MAYOR
SENIOR SOLICITOR

LANDLORD'S PROPERTY	Date 14/05/2018	Scale 1:2,500	Plan Number 69/27031

© Crown copyright. All rights reserved.
Newcastle City Council, 100019569, 2018

65

Plan 3

Newcastle City Council

PROPERTY & ASSET MANAGEMENT

Electronic Copy
NOT TO SCALE

N
Science Centre
THE COMMON SEAL of THE COUNCIL
OF THE CITY OF NEWCASTLE
UPON TYNE was hereunto affixed
in the presence of:-
200366
LORD MAYOR
DAVID DOWN
SENIOR SOLICITOR

SCIENCE CENTRAL - LABS - SERVICE CHARGE	Date 24/04/2018	Scale 1:2,500	Plan Number 69/28014

© Crown copyright. All rights reserved.
Newcastle City Council, 100019569, 2018

66

Building Floor Plans

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G
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Tenant Lease Plan Level LG

P1

Issued for Information

Newcastle City Council

Tenant Lease Plan Level LG

Ryder

68

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7
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Level 03 GA Plan

C7

For information

Newcastle City Council
Newcastle University
Newcastle Science Central

Tenant Lease Plan Level 03

NSAB RYD 00 00 DR A 5003

2975-00 1:100 A C7

Ryder

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Level 02 GA Plan

For information

Ryder

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A
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F1
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CC

Level 03 GA Plan

C7
C6
C5
C4
C3
C2
C1
P11
P10
P9
P8
P7
P6
P5
P4
P3
P2
P1

Newcastle City Council
Newcastle Science Central

Level 03 GA Plan

Ryder

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FF
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Construction

Level 04 GA Plan

Ryder

Level 04 GA Plan

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Level 05 GA Plan

C7

Construction

Newcastle City Council
Newcastle Laboratory
Newcastle Science Central

Level 05 Plant GA Plan

NLAB

1:100

A C7

Ryder

73

Inventory

[Schedule of Condition]

74

COMBINED SCHEDULE OF CONDITION AND INVENTORY

Date:	08 January 2019

Premises:	First floor, Biosphere, Newcastle Helix

Landlord:	Newcastle City Council

Tenant:	MDNA Life Sciences (UK) Ltd

Units:	R.01.17, R.01.18, R.01.19, R.01.41, R.01.42 and R.01.274

INTRODUCTION

This Schedule of Condition and Inventory has been prepared in respect of the lease granted by Newcastle City Council to DNA Life Sciences (UK) Ltd.

The purpose of the document is to record, formally, the condition of the premises and to list moveable items of laboratory furniture at the commencement of the lease.

It is an obligation of the lease that the demised areas are returned to the landlord in accordance with the lease and in full decorative and functional repair. All moveable items are also to be returned in full decorative and functional repair. This schedule defines the requirement.

GLOSSARY

75

SCHEDULE BY ROOM

Room number:	01.41	Type of room:	Gas Bottle Store

AREA	DESCRIPTION	CONDITION	UNDER BENCH STORAGE UNITS (Number and type)	LAB STOOLS (Number)
Ceiling	Exposed soffit	Excellent	N/A Choose type	N/A
Ceiling	Wall mounted LED lighting and presence detector	Excellent	N/ A Choose type	N/A
Ceiling	Ductwork	Excellent	N/ A Choose type	N/A
Walls	Painted plastered walls	Excellent	N/ A Choose type	N/A
Door	Wooden Painted frame and door	Excellent	N/ A Choose type	N/A
Equipment	Vinyl	Excellent	N/ A Choose type	N/A

Note: Corresponding images are on the following page.

76

Images for room number:	01.41	Type of room:	Gas Bottle Store

77

SCHEDULE BY ROOM

Room number:	01.17	Type of room:	Laboratory

AREA	DESCRIPTION	CONDITION	UNDER BENCH STORAGE UNITS (Number and type)	LAB STOOLS (Number)
Ceiling	Suspended celling and supply/extract grilles	Excellent	N/ A Choose type	N/A
Ceiling	Ceiling grid LED lighting	Excellent	N/ A Choose type	N/A
Walls	Painted plastered walls	Excellent	N/ A Choose type	N/A
Walls	Thermostat	Excellent	N/ A Choose type	N/A
Walls	Switches	Excellent	N/ A Choose type	N/A
Walls	Timber skirting boards	Excellent	N/ A Choose type	N/A
Walls	Coat Hooks	Excellent	N/A Choose type	N/A
Door	Wooden One & Half door set Painted with frosted vision panel	Excellent	N/ A Choose type	N/A
Floor	Vinyl floor	Excellent	N/ A Choose type	N/A
Equipment	Fume Cupboard	Excellent	N/A Choose type	N/A
Equipment	Lab Stool	Excellent	N/ A Choose type	2
Equipment	Electrical circuit board	Excellent	N/ A Choose type	N/A
Equipment	Blinds	Excellent	N/ A Choose type	N/A
Equipment	Shelving	Excellent	N/ A Choose type	N/A
Equipment	Under bench storage	Excellent	N/ A Cupboard unit	4
Equipment	Under bench storage	Excellent	N/A Drawer unit	2
Equipment	Trespa benching, including inset sink	Excellent	N/ A Choose type	N/A
Equipment	Hand Wash basin, fittings and IPS panels	Excellent	N/ A Choose type	N/A

Note: Corresponding images are on the following page.

78

Images for room number:	01.17	Type of room:	Laboratory

79

80

81

82

83

84

SCHEDULE BY ROOM

Room number:	01.18 and 274	Type of room:	Write up room

AREA	DESCRIPTION	CONDITION	UNDER BENCH STORAGE UNITS (Number and type)	LAB STOOLS (Number)
Ceiling	Suspended ceiling grid	Excellent	N/A Choose type	N/A
Ceiling	Inlaid LED lighting	Excellent	N/A Choose type	N/A
Ceiling	Inlaid vents	Excellent	N/A Choose type	N/A
Walls	Painted plastered walls	Excellent	N/A Choose type	N/A
Walls	Glazed partition glass door with manifestation	Excellent	N/A Choose type	N/A
Walls	Switches	Excellent	N/A Choose type	N/A
Walls	Timber skirting boards	Excellent	N/A Choose type	N/A
Door	Wood single door into lab with vision panel. Painted	Excellent	N/A Choose type	N/A
Door	Wood single door into write up space with vision panel frosted. Painted.	Excellent	N/A Choose type	N/A
Floor	Carpet	Excellent	N/A Choose type	N/A
Floor	Vinyl	Excellent	N/A Choose type	N/A
Equipment	Electrical circuit board	Excellent	N/A Choose type	N/A
Equipment	Thermostat	Excellent	N/A Choose type	N/A
Equipment	Transfer hatch	Excellent	N/A Choose type	N/A
Equipment	Trespa benching	Excellent	N/A Choose type	N/A
Equipment	Lab stools	Excellent	N/A Choose type	3
Equipment	Under bench storage	Excellent	N/A Cupboard unit	8
Equipment	Under bench storage	Excellent	N/A Drawer unit	5
Equipment	Blinds	Excellent	N/A Choose type	N/A

Note: Corresponding images are on the following page.

85

Images for room number:	01.18 and 274	Type of room:	Laboratory

86

87

88

SCHEDULE BY ROOM

Room number:	01.42	Type of room:	Gas Bottle Store

AREA	DESCRIPTION	CONDITION	UNDER BENCH STORAGE UNITS (Number and type)	LAB STOOLS (Number)
Ceiling	Exposed soffit	Excellent	N/A Choose type	N/A
Walls	Wall mounted LED lighting and presence detector	Excellent	N/A Choose type	N/A
Walls	Ductwork	Excellent	N/A Choose type	N/A
Walls	Painted plastered walls	Excellent	N/A Choose type	N/A
Door	Wooden Painted frame and door	Excellent	N/A Choose type	N/A
Floor	Vinyl floor	Excellent	N/A Choose type	N/A

Note: Corresponding images are on the following page.

89

Images for room number:	01.42	Type of room:	Gas Bottle Store

90

SCHEDULE BY ROOM

Room number:	01.19	Type of room:	Laboratory

AREA	DESCRIPTION	CONDITION	UNDER BENCH STORAGE UNITS (Number and type)	LAB STOOLS (Number)
Ceiling	Suspended ceiling and supply/extract grilles	Excellent	N/ A Choose type	N/A
Ceiling	Ceiling grid LED lighting	Excellent	N/A Choose type	N/A
Walls	Painted plastered walls	Excellent	N/ A Choose type	N/A
Walls	Thermostat	Excellent	N/ A Choose type	N/A
Walls	Switches	Excellent	N/ A Choose type	N/A
Walls	Timber skirting boards	Excellent	N/A Choose type	N/A
Walls	Coat Hooks	Excellent	N/ A Choose type	N/A
Door	Wooden One & Half door set painted with frosted vision panel	Excellent	N/ A Choose type	N/A
Floor	Vinyl	Excellent	N/A Choose type	N/A
Equipment	Fume Cupboard	Excellent	N/ A Choose type	N/A
Equipment	Blinds	Excellent	N/ A Choose type	N/A
Equipment	Shelving	Excellent	N/ A Choose type	N/A
Equipment	Lab stools	Excellent	N/ A Choose type	N/A
Equipment	Under bench storage	Excellent	N/A Cupboard unit	1
Equipment	Under bench storage	Excellent	N/A Drawer unit	2
Equipment	Trespa Benching, including inset sink	Excellent	N/ A Choose type	N/A
Equipment	Hand wash basin, fittings and IPS panels	Excellent	N/ A Choose type	N/A

Note: Corresponding images are on the following page.

91

Images for room number:	01.19	Type of room:	Laboratory

92

93

94

95

96

ATTESTATION

We hereby confirm acceptance of the condition of offices 01.17, 01.18, 01.19, 01.41, 01.42 and 01.274 which are contained within the First floor of The Biosphere, Newcastle as described above in this report following the said site inspections.

	TENANTS REPRESENTATIVE	LANDLORDS REPRESENTATIVE

On behalf of		Newcastle City
Council

Signed		/s/ Farah Hussain

Name		Farah Hussain

Address		Civic Centre
Newcastle
upon Tyne

Postcode	Postcode	NE1 8QH

Date	Click or tap to enter a date.	Click or tap to enter a date.

97

Payment Schedule

RENT PAYMENTS
£
Month 1-3	0
Months 4 to 36	2,576
Months 37 to 60	2,833

98